UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2008

CLAYMONT STEEL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-142867 (Commission file number)	51-0309736 (I.R.S. Employer Identification No.)

4001 Philadelphia Pike, Claymont, Delaware (Address of principal executive offices)	19703 (Zip Code)

(302) 792-5400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, the acquisition of Claymont Steel Holdings, Inc., our sole stockholder (“Holdings”), by Evraz Group S.A. was completed on January 24, 2008. For more information regarding the acquisition, please see Holdings’ current report on Form 8-K filed on January 25, 2008.

Effective January 29, 2008, (i) by written consent of our sole stockholder, Sami Mnaymneh, Matthew Sanford and Jeffrey Zanarini were removed from our Board of Directors, and James E. Declusin, Robin A. Gantt and Jennifer R. Murray were elected to our Board of Directors, and (ii) by unanimous written consent of our Board of Directors, the number of directors on our Board of Directors was increased from three to four, and Jeff Bradley was elected as director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 5, 2008

CLAYMONT STEEL, INC.
By:	/s/ Jeff Bradley
Name:	Jeff Bradley
Title:	Chief Executive Officer